EXHIBIT 10.12

INDEPENDENT CONTRACTOR AGREEMENT

Greenhouse Design

This Independent Contractor Agreement (this “Agreement”) is entered into as of the 3rd day of July, 2014, between Aquarius Holdings LLC, a Colorado Limited Liability Company with its principal place of business located at 2549 Cowley Dr., Lafayette, CO 80026, and any and all of its successors, assigns, affiliates, and subsidiaries, (the “Company") and Hollister Keene, an individual residing at 669 Meeker Ave. Apt 2C Brooklyn, NY 11222 (the “Contractor").

1. Independent Contractor. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement.

2. Duties. The Contractor will perform services involving the design of a greenhouse (the “Project”) and will report directly to Davis Lawyer and to any other party designated by Davis Lawyer in connection with the performance of the duties under this Agreement and shall fulfill any other duties reasonably requested by the Company and agreed to by the Contractor.

The term of this Agreement commenced on June 16, 2014, and shall continue in full force and effect through the earlier of completion of the Contractor’s duties under this Agreement or July 26, 2014, (the “Term”). The Agreement may only be extended thereafter by mutual written agreement.

3. Compensation. As compensation for the services rendered pursuant to this Agreement, the Company shall pay the Contractor the sum of Seven Thousand Five Hundred ($7,500.00 USD) Dollars upon execution of this Agreement. In addition, subsequent to the planned business combination between the Company and Aquarius Cannabis Inc. (the “Issuing Company”) in which the Company will become a wholly-owned subsidiary of the Issuing Company which itself will be majority owned by the Company’s majority owners, the Company agrees that it shall issue to Contractor 7,500 shares of common stock in the Issuing Company (the “Shares”). The Shares shall be issued within a reasonable time after delivery of the approved version of the final design plans and specifications (the “Final Design”), and the Shares may be subject to certain restrictions, some of which are contained herein, and some of which shall be set forth in the documents annexed thereto at the time of the issuance. Upon issuance to the Contractor, the Shares will have a cost basis of $0.0777 per share.

4. Expenses. During the Term, the Contractor shall bill and the Company shall reimburse him for all reasonable and pre-approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder. Notwithstanding the foregoing, expenses for the time spent by Contractor in traveling to and from Company facilities shall not be reimbursable.

5. Design Documents; Final Design. Contractor shall submit periodic design documents and reports to Company for purposes of evaluation and approval by Company. A Final Design shall be due at the conclusion of the Project, no later than July 26, 2014, and shall be submitted to the Company in a confidential written report at such time. The Final Design shall be in such form and setting forth such information and data as requested by the Company, and shall be subject to the approval of the Company.

6. Inventions. Any and all inventions, discoveries, developments and innovations conceived by the Contractor during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company; and the Contractor hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Contractor prior to the Term and utilized by him in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Contractor’s prior written approval by the Company to a parent, affiliate, successor, or wholly-owned subsidiary of Company.

7. Confidentiality. The Contractor acknowledges that during the engagement he will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Contractor agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the Term or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into his possession, shall remain the exclusive property of the Company. The Contractor shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in his possession or under his control. The Contractor further agrees that he will not disclose his retention as an independent contractor or the terms of this Agreement to any person without the prior written consent of the Company and shall at all times preserve the confidential nature of his relationship to the Company and of the services hereunder.

8. Conflicts of Interest; Non-hire Provision. The Contractor represents that he is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Contractor and any third party. Further, the Contractor, in rendering his duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which he does not have a proprietary interest. During the Term, the Contractor shall devote as much of his productive time, energy and abilities to the performance of his duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Contractor is expressly free to perform services for other parties while performing services for the Company. For a period of twelve (12) months following termination, the Contractor shall not, directly or indirectly hire, solicit, or encourage to leave the Company’s employment, any employee, consultant, or contractor of the Company or hiring any such employee, consultant, or contractor who has left the Company’s employment or contractual engagement within one year of such employment or engagement.

9. Right to Injunction. The parties hereto acknowledge that the services to be rendered by the Contractor under this Agreement and the rights and privileges granted to the Company under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by the Contractor of any of the provisions of this Agreement will cause the Company irreparable injury and damage. The Contractor expressly agrees that the Company shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by the Contractor. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the Company may have for damages or otherwise. The various rights and remedies of the Company under this Agreement or otherwise shall be construed to be cumulative, and no one of the them shall be exclusive of any other or of any right or remedy allowed by law.

10. Merger. This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

11. Termination. The Company may terminate this Agreement at any time by 5 working days’ written notice to the Contractor. In addition, if the Contractor is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of the Contractor immediately and without prior written notice to the Contractor.

12. Independent Contractor. This Agreement shall not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose. The Contractor is and will remain an independent contractor in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor’s compensation hereunder. The Contractor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

13. Insurance. The Contractor will carry liability insurance (including malpractice insurance, if warranted) relative to any service that he performs for the Company (if applicable).

14. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

15. Choice of Law. The laws of the state of Colorado shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto and any disputes under this agreement are subjected to the exclusive jurisdiction of the courts of the State of Colorado, County of Boulder.

16. Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

17. Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

18. Assignment. The Contractor shall not assign any of his rights under this Agreement, or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

19. Notices. All notices hereunder shall be in writing and shall be sent by registered mail or certified mail, return receipt requested, postage prepaid and with receipt acknowledged, or by hand (to an officer if the party to be served is a corporation), or by telegraph, facsimile or e-mail, all charges prepaid, at the respective addresses set forth below. Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided herein:

If to the Contractor: Hollister “Beau” Keene

669 Meeker Ave. Apt 2C Brooklyn, NY 11222

Email: beaumontkeene@gmail.com

If to the Company: Mr. Davis Lawyer

c/o The Law Firm of Daniel Novick, PLLC

153 W. 27th St., Suite 204

New York, New York 10001

Email: daniel@musicmakerlaw.com

The date of making of personal service or of mailing or of deposit in a telegraph office or transmission via facsimile, or transmission via e-mail, whichever shall be first, shall be deemed the date of service, except that notice of change of address shall be effective only from the date of its receipt.

20. Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

21. Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

22. Unenforceability of Provisions. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

23. Indemnification. Contractor hereby indemnifies Company and holds Company harmless against any damages, liability, costs, expenses and fees (including reasonable attorney's fees and court costs) incurred as a result of or in connection with any claim or proceeding against Company arising out of any breach or claimed breach of this Agreement or of any warranty, representation or covenant by Artist herein, as well as any negligent act or omission by Contractor. Contractor agrees to pay Company on demand any amounts for which Contractor may be responsible under the foregoing indemnity and, without limiting any of Company’s other rights or remedies, Company may deduct the same from any and all monies payable hereunder or any other agreement between Contractor and Company if Contractor does not so pay Company on demand.

24. Representations and Warranties by Company. The Company represents and warrants to Contractor that, as of the date of this Agreement:

A. Organization and Corporation Power.

The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Colorado; and has all required corporate power and authority to own its property and to carry on its business as now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

B. Authorization.

i. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of any charter, articles of incorporation, by-law, mortgage, lien, lease, agreement, contract, instrument, order judgment, or decree to which the Company is a party, or by which it is bound, and will not violate any other restriction of any other kind or character of which

Company is subject.

ii. The execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action.

C. Capitalization.

There are sufficient authorized shares of common stock of the Issuing Company to cover the issuance of the Shares pursuant to this Agreement. There are restrictions on the transferability and sale of Shares imposed by or pursuant to federal securities law.

25. Representations and Warranties By Contractor. The Contractor represents and warrants to the Company that, as of the date of this Agreement:

A. he has the right to enter into this Agreement, to grant the rights granted herein and to perform fully all of the obligations in this Agreement;

B. his entering into this Agreement with the Company and his performance of all of his obligations do not and will not conflict with or result in any breach or default under any other agreement to which he is subject;

C. he has the required skill, experience and qualifications to perform services in connection with the Project, he shall perform the services in connection with the Project in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and he shall devote sufficient resources to ensure that the services in connection with the Project are performed in a timely and reliable manner;

D. he shall perform the services in connection with the Project in compliance with all applicable federal, state and local laws and regulations;

E. the Company will receive good and valid title to the periodic design documents and reports and the Final Design, free and clear of all encumbrances and liens of any kind;

F. the periodic design documents and reports and the Final Design shall be his original work (except for material in the public domain or provided by the Company) and, to the best of his knowledge, do not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation or other entity;

G. Contractor fully understands and agrees that the shares are offered by the Issuing Company at a price which was arbitrarily determined without regard to any value of the Shares;

H. Contractor fully understands that the Issuing Company has a limited net worth;

I. Contractor acknowledges receipt of such information as he deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the Shares issued as compensation;

J. Contractor understands that there exists inherent risks in accepting the Shares as compensation, which risks include, but are not limited to, the lack of liquidity of the Shares,

and the Issuing Company's lack of history. Contractor agrees to accept all risks associated with accepting the Shares as compensation;

K. Contractor understands that the Issuing Company’s business is, by its nature, speculative; that Contractor is aware that the financial resources of the Issuing Company are extremely limited and that it is very likely that the Issuing Company will require additional capital, and there is no assurance that such capital will be available if necessary; that Contractor is familiar with the high degree of risk that is involved in the Issuing Company's business, and that Contractor is financially able and willing to accept the substantial risk involved in such investment, including the risk of loss of the entire amount invested;

L. Contractor understands that the Shares have not been registered for sale under federal or state securities laws and that said securities are being issued to Contractor pursuant to a claimed exemption from the registration requirements of such laws which is based upon the fact that said securities are not being offered to the public. Contractor understands that in order to satisfy such requirement he must be acquiring the Shares with no view to making a public distribution of said securities and the representations and warranties contained in this Section are given with the intention that the Issuing Company may rely thereon for purposes of claiming such exemption; and that he understands that he must bear the economic risk of his investment in the securities for a substantial period of time, because the securities have not been registered under the federal or state securities laws, and cannot be sold unless subsequently registered under such laws, or unless an exemption from such registration is available; and

M. Contractor represents that he is acquiring the securities for his own account and for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended. Contractor agrees that the Shares will not be offered for sale, sold or otherwise transferred for value and that no transfer thereof will be made by the Contractor unless (a) a registration statement with respect thereto has become effective under the Securities Act of 1933, as amended, or (b) there is presented to the Issuing Company an opinion of counsel for Contractor reasonably satisfactory to the Issuing Company that such registration is not required. Contractor further agrees that the securities will not be offered for sale, sold or otherwise transferred unless, in the opinion of legal counsel for the Issuing Company, such sale or disposition does not and will not violate any provisions of any federal or state securities law or regulation.

26. Acknowledgement of Binding Agreement. Contractor acknowledges that this is a binding legal agreement and that Contractor has read each page of this Agreement prior to its execution and that Contractor fully understands its meaning and effect. Contractor acknowledges and agrees that Contractor has had the opportunity to have this Agreement reviewed by Contractor’s attorney or has expressly elected to forego such review, and that by signing this Agreement, Contractor intends to be legally bound by all its terms.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties agree that email/facsimile signatures shall be effective.

Aquarius Holdings LLC		Contractor: Hollister Keene

By:	/s/ Davis Lawyer	By:	/s/ Hollister Keene
	Davis Lawyer		Hollister Keene
Its:	Manager

7/31/2014